Exhibit 5.2

VINCENT L. VALENZA

Direct Dial
(518) 447-3391

Direct Fax
(518) 867-4791

valenza@mltw.com

May 22, 2015

ServisFirst Bancshares, Inc.

850 Shades Creek Parkway, Suite 200

Birmingham, Alabama 35209

Re:	ServisFirst Bancshares, Inc.

Ladies and Gentlemen:

We have acted as special New York counsel to ServisFirst Bancshares, Inc., a Delaware corporation (the "Company"), in connection with a registration statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on April 13, 2015 (File No. 333-203385), as amended by Amendment No. 1 to the registration statement filed with the Commission on May 22, 2015 (“Registration Statement”), relating to the offering and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of the following securities of the Company with an aggregate initial offering price of up to $160,000,000: (i) senior unsecured debt securities of the Company, in one or more series (the “Senior Debt Securities”, which may be issued under a senior indenture (the “Senior Indenture”) proposed to be entered into between the Company and a Senior Indenture trustee to be named; (ii) subordinated unsecured debt securities of the Company, in one or more series (the “Subordinated Debt Securities”, together with the Senior Debt Securities, the “Debt Securities”) which may be issued under a subordinated indenture (the “Subordinated Indenture”, and together with the Senior Indenture, the “Indentures”) proposed to be entered into between the Company and a Subordinated Indenture trustee to be named; (iii) preferred stock, par value $0.001 per share (the "Preferred Stock"); (iv) common stock, par value $0.001 per share (the "Common Stock"); and (v) units, to be comprised of two or more of the Securities, as defined below (the "Units"). The Debt Securities, the Preferred Stock, the Common Stock, and the Units are collectively referred to as the "Securities."

This opinion is delivered in accordance with the requirements of Item 601(b)5 of Regulation S-K under the Securities Act.

May 22, 2015

We have examined originals or copies certified or otherwise identified to our satisfaction of (i) the Registration Statement, (ii) the form of Amendment No. 1 to the Registration Statement, (iii) the form of Senior Indenture, filed as an exhibit to the Registration Statement, (iv) the form of the Subordinated Indenture, filed as an exhibit to the Registration Statement, and (v) such other instruments, documents and records as we have deemed necessary and relevant for the purposes hereof. We have relied on certificates of officers of the Company and of public officials and others as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. In the course of such examinations and investigations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures on, and the authenticity of, all documents and records submitted to us as originals, the conformity to authentic original documents and records of all documents and records submitted to us as copies, and the truthfulness of all statements of fact contained therein. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, including the Company, had and will have the power, corporate or other, to enter into and perform all obligations thereunder and have assumed the due authority by all requisite action, corporate or other, execution and delivery by such parties of such document, and, except as expressly set forth in the opinion below, the validity and binding effect thereof on such parties.

In connection with this opinion letter, we have also assumed that: (i) the Registration Statement and any post-effective amendments thereto, will have become effective, and such effectiveness shall not have been terminated, rescinded or suspended; (ii) a prospectus supplement for the applicable offering will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) the Indentures and supplemental indentures, if any, related to the Debt Securities will be duly authorized, executed and delivered by the parties thereto and the Debt Securities will have been validly executed and delivered by the Company and validly executed, delivered and authenticated by the trustee under the applicable indenture; (v) each person signing the Indentures and supplemental indentures, if any, will have the legal capacity and authority to do so; (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vii) the Debt Securities will be duly authorized, executed and delivered; (viii) the Indentures will be duly authorized, executed and delivered in the form reviewed by us and as filed with the Registration Statement; and (ix) in the case of Units, the Board of Directors of the Company will have taken all necessary corporate action to authorize the creation of and the terms of such Units and the issuance of the Securities to be issued pursuant thereto and to approve the Unit Agreement relating thereto (the "Unit Agreement"); such Unit Agreement will have been duly executed and delivered by the Company and the unit agent thereunder appointed by the Company; neither such Units nor such Unit Agreement will include any provision that is unenforceable; and such Units or such certificates representing such Units will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such Unit Agreement. In addition, we have assumed that the terms of the Debt Securities will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, the Indentures and the Debt Securities will not, violate, conflict with or constitute a default under, (i) the Certificate of Incorporation or the Bylaws of the Company, or any agreement or other instrument to which the Company or its properties are subject; (ii) any law, rule or regulation to which the Company is subject; or (iii) any judicial or regulatory order or decree of any governmental authority. We have also assumed that the Company has been duly organized and is and will continued to be validly existing and in good standing under Delaware law and that (i) the Company has duly authorized the filing of the Registration Statement under Delaware law; (ii) prior to the issuance of any Debt Securities, the Company will have duly authorized the issuance and terms of the Debt Securities under Delaware law; (iii) prior to the issuance of any Debt Securities, the Indentures and the Debt Securities will be duly authorized, executed and delivered by the Company under Delaware law; (iv) the choice of New York law in the Indentures is legal and valid under the laws of other applicable jurisdictions; and (v) the Company has and will have complied with all aspects of the laws of Delaware in connection with the issuance of the Debt Securities as contemplated by the Registration Statement. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

May 22, 2015

Our opinions expressed herein as to the validity, binding effect and enforceability of the obligations of the Company with respect to certain of the Debt Securities are specifically qualified to the extent that the validity, binding effect or enforceability of such obligations may be subject to or limited by: (i) applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation, voidable preference, moratorium and other statutory or decisional laws relating to or affecting creditors' rights generally or the reorganization of financial institutions (including, without limitation, preference and fraudulent conveyance or transfer laws), heretofore or hereafter enacted or in effect; (ii) the exercise of judicial or administrative discretion in accordance with general equitable principles, whether enforcement is sought at law or in equity including, without limitation, the exercise of judicial or administrative discretion with respect to provisions relating to waivers, waiver of remedies (or the delay or omission of enforcement thereof), disclaimers, releases of legal or equitable rights or discharges of defenses; (iii) the availability of injunctive relief or other equitable remedies; (iv) the application by courts of competent jurisdiction of laws containing provisions determined to have a paramount public interest, (v) the validity or enforcement of any agreements or instruments may be limited by requirements that a claim with respect to any Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; (vi) the validity or enforcement of any agreements or instruments may be limited by governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies; and (vii) to the extent any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions of the Indentures and the Debt Securities, the opinions stated herein are subject to, in each case, (1) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (2) principles of comity or constitutionality.

May 22, 2015

We express no opinion (i) as to the enforceability of any provision or accumulation of provisions that may be deemed to be unconscionable or against public policy; (ii) as to provisions which purport to establish evidentiary standards; (iii) as to the enforceability of provisions relating to venue, governing law, disclaimers or liability limitations with respect to third parties; (iv) as the applicability or effect of any fraudulent transfer, preference or similar law on any agreements or instruments or any transactions contemplated thereby; (v) as to any anti-trust or state securities laws; (vi) as to provisions regarding indemnification, waiver of the right to jury trial or waiver of objections to jurisdiction, each of which may be subject to limitations of public policy; (vii) as to provisions relating to waivers, waiver of remedies (or the delay or omission of enforcement thereof), disclaimers, releases of legal or equitable rights or discharges of defenses; or (viii) provisions which purport or would operate to render ineffective any waiver or modification not in writing.

Our opinions set forth below are limited to the matters expressly set forth in this opinion letter. No opinion is to be implied or may be inferred beyond the matters expressly so stated. The opinions expressed herein are limited solely to matters involving the application of the laws of the State of New York, that, in our experience, are normally applicable to the issuance of Debt Securities as contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. The Debt Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect. We undertake no, and hereby disclaim any, obligation to revise or supplement this opinion letter should such laws be changed by legislative action, judicial decision, or otherwise after the date of this opinion letter, or if we become aware of any facts that might change the opinions expressed herein after the date of this opinion letter.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.          With respect to any Debt Securities to be issued, when: (a) the applicable Indenture (including, for purposes of this paragraph, any supplemental indenture relating thereto setting forth the particular terms of the series of Debt Securities issued) has been (i) duly authorized by the Company's Board, (ii) duly executed and delivered by each party thereto, and (iii) duly qualified under the Trust Indenture Act of 1939, as amended; (b) the Board has taken or caused to be taken all necessary corporate action to duly authorize the issuance of and establish the terms of such Debt Securities, the terms of the offering thereof and related matters; (c) the terms of the Debt Securities and of their issuance and sale have been established so as not to violate any applicable law or the Company's Certificate of Incorporation or Bylaws, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; (d) the Debt Securities have been duly authorized, executed and authenticated in accordance with the terms of the applicable Indenture; (e) the Debt Securities have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, and (f) upon payment of the consideration therefor provided for therein, then the Debt Securities to be issued under the applicable Indenture will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

May 22, 2015

2.          With respect to any Units for Debt Securities to be issued, when: (a) the Unit Agreement has been duly executed and delivered by the parties thereto; (b) the Board has taken or caused to be taken all necessary corporate action to approve the issuance of and establish the terms of such Units and their component Securities, the terms of the offering thereof and related matters; (c) the terms of the Units and their component Securities and of their issuance and sale have been established so as not to violate any applicable law or the Company's Certificate of Incorporation or Bylaws, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; (d) the certificates, if any, evidencing the Units have been executed and authenticated in accordance with the terms of the relevant Unit Agreement; (e) the Units and their component Securities have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board; and (f) upon payment of the consideration therefor provided for therein, then the Debt Securities issued in connection with the Units will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the prospectus included therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ McNamee, Lochner, Titus & Williams, P.C.